UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the West Valley Distribution Center

On August 5, 2013, IIT Acquisitions LLC, a wholly-owned subsidiary of Industrial Income Trust Inc. (“IIT”), entered into a Purchase and Sale Agreement (as amended, the “Agreement”) with West Valley Distribution Associates-I, LP (the “Seller”) to acquire a 100% fee interest in one industrial building aggregating approximately 97,000 square feet on 4.7 acres (the “West Valley Distribution Center”). IIT determined not to pursue this acquisition based on a number of factors and the acquisition was subsequently presented to Industrial Property Trust Inc. (“IPT”). On December 12, 2013, IPT’s board of directors determined to pursue the acquisition, and on December 18, 2013, IIT assigned the Agreement to IPT West Valley DC LLC, a wholly-owned subsidiary of IPT. Both IIT and IPT are sponsored by affiliated entities. The Seller is not affiliated with IIT nor IPT nor any of their affiliates.

West Valley Distribution Center is located in the Seattle / Tacoma market and is 100% leased to four customers with an average remaining lease term (based on square feet) of 3.9 years. Upon consummation of the acquisition, the lease agreements are expected to be assigned to and assumed by IPT, through a wholly-owned subsidiary. In general, the customers will be responsible for paying directly or reimbursing the landlord for the real estate taxes, insurance, repair and maintenance, utilities, and property management costs of their respective properties.

The total aggregate purchase price is expected to be approximately $7.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. In connection with the assignment of the Agreement, IPT deposited $150,000 into an escrow account. Pursuant to the terms of the advisory agreement, dated as of July 16, 2013, by and among IPT, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), as amended, IPT expects to pay an acquisition fee to the Advisor equal to 2.0% of the purchase price of this transaction. IPT plans to fund the acquisition using proceeds from IPT’s public offering and debt financing. IPT has not yet secured debt financing for this acquisition and there can be no assurances that IPT will be able to secure such debt financing.

The acquisition of the West Valley Distribution Center is expected to close during the first quarter of 2014. There is no assurance that IPT will be able to purchase the West Valley Distribution Center on the terms set forth herein. The consummation of the acquisition is subject to IPT’s completion of due diligence and various closing conditions to be met by the parties. If IPT does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the West Valley Distribution Center) that are based on IPT’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with IPT’s ability to secure debt financing and complete an acquisition under contract, and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or IPT’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that IPT’s assumptions differ from actual results, IPT’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IPT cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 20, 2013	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer